EXHIBIT 23.2








           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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To the Board of Directors
WINCO PETROLEUM CORPORATION

We hereby consent to the use in this Registration Statement on Form 10-SB of our report, dated November 20, 2000, relating to the consolidated financial statements of Winco Petroleum Corporation. We also consent to the reference to our Firm under the caption "Independent Accountants," included in the Proxy Statement that is incorporated by reference, as experts in accounting and auditing.

                                          /s/ ALLEN, GIBBS & HOULIK, L.C.

February 13, 2001
Wichita, Kansas